EX-10.3


INDIGO SECURITIES, LLC



                                             March 6, 2006

Mr. Bernard Berk
Chief Executive Officer
Elite Pharmaceuticals, Inc.
150 Northvale Avenue
Ludlow, New Jersey 07647


                  Re: SECOND AMENDED PLACEMENT AGENT AGREEMENT

Ladies and Gentlemen:

       Pursuant to our ongoing relationship, we are writing to confirm with you the arrangements under which Indigo Securities, LLC ("INDIGO") has acted as financial advisor to Elite Pharmaceuticals, Inc. (the "COMPANY") with respect to the Transactions (as defined below)(the "ENGAGEMENT"). This Second Amended Placement Agent Agreement shall be referred to herein as the "AGREEMENT" and the "EFFECTIVE DATE" shall mean November 9, 2005. This Agreement amends the first amended engagement letter by and between Indigo and the Company dated as of December 16, 2005 which amended the original engagement letter by and between Indigo and the Company dated as of November 9, 2005. Each of Indigo and the Company may be referred to herein individually as a "PARTY" and collectively as the "PARTIES".

1.     THE ENGAGEMENTS; WARRANT TRANSACTION AND EQUITY OFFERING.

       A.     In  connection  with the  Engagement,  the Company  has  requested
Indigo's assistance in facilitating (i) the exercise of warrants (the "OLD WARRANTS") by investors ("EXCHANGING HOLDERS") who received warrants to purchase shares of the Company's common stock ("COMMON STOCK") in connection with the Company's private placement transaction dated as of October, 2004 (such exercise shall be referred to as the "WARRANT TRANSACTION"); and (ii) the issuance of new warrants by the Company (as described in the term sheet attached hereto as EXHIBIT A) to Exchanging Holders participating in the Warrant Transaction (the "NEW WARRANTS"); and (iii) the issuance of Preferred (as defined below) in an Equity Offering (as defined below) described in Section 1.B. below. It is contemplated that the New Warrants and Preferred issued in the Transactions will be issued by the Company in a private placement transaction (the "PRIVATE PLACEMENT"; together with the Equity Offering, the issuance of New Warrants and the Warrant Transaction, the "PRIVATE PLACEMENTS" or the "TRANSACTIONS") exempt from registration under the U.S. Securities Act of 1933 (the "SECURITIES ACT"), and otherwise in compliance with the applicable laws and regulations of any jurisdiction in which the Securities are offered. Indigo shall only be obligated to assist the Company with the Transactions on a "best efforts" basis as described above.

       B. The Company hereby engages the Placement Agent to act as its exclusive agent in connection with the offering (the "EQUITY OFFERING") by the Company of up to $8,250,000, including a 10% over-allotment (the "MAXIMUM AMOUNT"), of the Company's perpetual Convertible Preferred Stock (the "PREFERRED") convertible into shares of Common Stock at a conversion price of $2.25 per

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Elite Pharmaceuticals, Inc.
Page 2


share (the "CONVERSION PRICE" and such stock, the "PREFERRED") and warrants to acquire Common Stock (the "WARRANTS" and, together with the Preferred, the "SECURITIES" and the purchasers of the Securities, each a "HOLDER" and collectively, the "HOLDERS") pursuant to the terms set forth on Exhibit B or such other terms as may be agreed upon by the Holders and the Company. The Equity Offering shall be conducted as a private placement to be made pursuant to the exemption afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as well as applicable state laws.

       C. The Offering is being made upon the terms and conditions set forth on the term sheet attached as EXHIBIT B hereto (the "TERM SHEET") or upon other terms and conditions mutually agreed on by the Company and the Placement Agent, by means of written documentation, inclusive of a Securities Purchase Agreement (which shall include an investor questionnaire), a Registration Rights Agreement, a Certificate of Designations, Investor Warrants, Placement Agent Warrants and any other necessary documents, agreements and/or instruments necessary to appropriately document the transaction, (collectively, the
"OFFERING DOCUMENTS"), which written documentation shall be delivered to each Holder.

2.     THE PRIVATE PLACEMENTS.

       The Company and Indigo will each reasonably believe at the time of the Private Placements that each Exchanging Holder and Holder will be an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act and will satisfy any private placement requirements applicable in any non-U.S. jurisdiction where the New Warrants or Securities may be offered. The Company will file in a timely manner with the U.S. Securities and Exchange Commission (the "SEC") any notices with respect to the New Warrants or Securities required by Rule 503 of Regulation D and will furnish to Indigo promptly thereafter a signed copy of each such notice.

3.     INFORMATION SUPPLIED; REPRESENTATIONS.

       The Company will furnish to Indigo such information as Indigo believes appropriate to its engagement hereunder. In addition, the representations and warranties of the Company made in the Exchange Agreement and Equity Offering Documents, as applicable, are hereby incorporated herein by reference in their entirety with the same legal effect as if such representations and warranties were set forth herein. This Agreement has been duly and validly authorized by the Company and Indigo is a valid and binding agreement of the Company and Indigo, enforceable in accordance with its terms.

4.     FEES AND EXPENSES.

       A.     Warrant Exchange Fees.

       (i) Simultaneous with payment of the exercise price under the Old Warrants and the delivery of the New Warrants, at the Closing, the Company shall pay the Placement Agent a commission equal to (1) seven and one-half percent (7.5%) of the gross cash proceeds received by the Company from the exercise of the Old Warrants (the "CASH FEE"), and (2) New Warrants exercisable for a number of shares of the Company's common stock equal the Cash Fee divided by the exercise price of the New Warrants (the "PLACEMENT AGENT WARRANT"). The Placement Agent Warrant shall include a "cashless exercise" provision. Placement Agent shall be reimbursed at

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Elite Pharmaceuticals, Inc.
Page 3


Closing for its reasonable expenses incurred in connection with the Offering including, without limitation, legal fees of the Placement Agent's counsel and disbursements of Placement Agent's counsel in connection with the Offering and Equity Offering, in an amount not to exceed $50,000 assuming that the terms of the Equity Offering conform, in all material respects, with the terms described on the Term Sheet; provided, that Placement Agent's counsel presents a copy of the bill at Closing documenting such fees and disbursements.

       (ii) If the Company conducts a separate private placement of securities to any investor(s) introduced to the company by the Placement Agent ("PA INVESTORS") at any time during the eighteen (18) month period following the Termination Date, then the Company will pay to the Placement Agent a commission equal to seven and one-half percent (7.5%) of the gross cash proceeds received by the company from the PA Investors in such new private placement ("SUBSEQUENT CASH FEE"), and, in addition thereto, issue to the Placement Agent warrants to purchase a number of shares common stock of the Company equal to the Subsequent Cash Fee divided by the per share purchase price of the Company's common stock in such private placement, or such other fee as mutually agreed to the Parties.

       B.     Equity Offering Fees.

       (i) At each closing in the Equity Offering, the Placement Agent will receive a cash fee (the "CASH FEE") for Securities sold in the Equity Offering to Holders, which Cash Fee shall be equal to eight percent (8%) of the aggregate purchase price of the Securities sold in the Equity Offering.

       (ii) At the final Closing the Company shall deliver to the Placement Agent a placement agent warrant (the "PLACEMENT AGENT WARRANT") exercisable for a number of shares of Common Stock equal to the Section 4.B(i) Cash Fee attributable to the sale of Securities divided by the per share price paid by Holders on the Closing Date ("CLOSING PRICE"). The Placement Agent Warrants shall initially be exercisable at an amount equal to the Closing Price per share of Common Stock, subject to adjustment, commencing upon the date of issuance and continuing for five (5) years after issuance. The Placement Agent Warrants shall be transferable by the Placement Agent only to its officers, directors, shareholders and employees, as well as by such persons to their immediate family affiliates in connection with estate planning, provided that no such transfer or disposition may be made other than in compliance with applicable securities laws and furnishing satisfactory evidence of such compliance to the Company. The Placement Agent Warrant shall contain the same terms as the Warrants except that the Placement Agent Warrant shall also include a "cashless exercise" provision.

       (iii) At each Closing, the Placement Agent will receive a non-accountable expense allowance equal to 2% of the total gross proceeds received by the Company at that Closing from the sale of Preferred to Holders at that Closing (other than investors introduced by management or affiliates of the Company or management), such 2% amount being sometimes hereafter referred to as the "NON-ACCOUNTABLE EXPENSE ALLOWANCE". In addition, the Placement Agent will be reimbursed for its (a) legal fees and expenses in connection with the Equity Offering, and (b) post-closing documented fees and expenses (including without limitation legal fees and expenses) in connection with the Securities.
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Elite Pharmaceuticals, Inc.
Page 4


5.     NOTICES.

       All communications hereunder shall be in writing and shall be mailed or delivered (a) to the Company, at its offices at 150 Northvale Avenue, Ludlow, New Jersey 07647, and (b) to Indigo, at its offices at 780 Third Avenue, Suite 2302, New York, NY 10017, Attention: Eric Brachfeld.

6.     INDEMNIFICATION.

       (a) The Company agrees to indemnify and hold harmless Indigo, its employees and representatives and each person who controls Indigo within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law in connection with the performance of its duties described herein and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation whether or not resulting in any liability, provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, nor shall it apply to Indigo or any person controlling Indigo in respect of any such losses, claims, damages, or liabilities arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by Indigo. Indigo agrees within ten days after the receipt by it of written notice of the commencement of any action against it or against any person controlling it as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Section 6(a), to notify the Company in writing of the commencement thereof. The omission of Indigo so to notify the Company of any such action shall not relieve the Company from any liability which it may have to Indigo or any person controlling it as aforesaid on account of the indemnity agreement contained in this subsection except to the extent that any such failure in giving notice causes the amounts paid by the Company to be greater than it otherwise would have been. In case any such action shall be brought against Indigo or any such controlling person and Indigo shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to Indigo or such controlling person or persons, defendant or defendants in the litigation; provided, that the Company shall not be required to pay for more than one firm of counsel for all indemnified parties, which firm shall be designated by Indigo. The Company agrees to notify Indigo promptly of the commencement of any litigation or proceeding against it or in connection with the issue and sale of any of its securities and to furnish to Indigo, at its request, copies of all pleadings therein and permit Indigo to be an observer therein and apprise Indigo of all developments therein, all at the Company's expense.

       (b) Indigo agrees, in the same manner and to the same extent as set forth in Section 6(a) of this Agreement, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, with respect to any statement in or omission from the information provided to investors any amendments thereto, if such statement or omission was made in reliance upon information furnished in writing to the Company by Indigo, on its behalf, specifically for use in connection with the preparation of documents to be provided to prospective investors or any amendment thereof or supplement thereto or by reason of improper selling practices (including failure to comply with, or a violation of, any law or regulation by Indigo, its officers, directors and registered placement agents). Indigo shall not be liable for amounts paid in

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Elite Pharmaceuticals, Inc.
Page 5


settlement of any such litigation if such settlement was effected without its consent. In case of commencement of any action, in respect of which indemnity may be sought from Indigo on account of the indemnity agreement contained in this Section 6(b), each person agreed to be indemnified by Indigo shall have the same obligation to notify Indigo as Indigo has toward the Company in Section 6(a) of this Agreement, subject to the same potential loss of indemnity in the event such notice is not given, and Indigo shall have the same right to participate in (and to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by one firm of counsel of recognized standing and satisfactory to the Company. Indigo agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or against any such controlling person, of which it may be advised, in connection with the issue and sale of any of the securities of the Company, and to furnish the Company at its request copies of all pleadings therein and permit the Company to be an observer therein and apprise it of all developments therein, all at Indigo's expense.

       (c) The respective indemnity agreements between Indigo and the Company contained in Sections 6(a) and 6(b) of this Agreement, and the representations and warranties of the Company set forth elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Indigo or by or on behalf of any controlling person of Indigo or the Company any controlling person of the Company, shall survive the delivery of the Units. Any successor of the Company and Indigo or of any controlling person of Indigo, as the case may be, shall be entitled to the benefits of the respective indemnity agreements.

       (d) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and Indigo shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportions so that Indigo is responsible for the proportion that the fees provided for herein bear to the purchase price of the Securities, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       Within ten days after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "CONTRIBUTING PARTY"), notify the contributing party, in writing, of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder except to the extent that any such failure in giving notice causes the amounts paid by the contributing party to be greater than it otherwise would have been. In case any such action, suit or proceeding is brought against any party, and such party so notifies a contributing party or his or its Placement Agent of the commencement thereof within the aforesaid ten days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly

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Elite Pharmaceuticals, Inc.
Page 6


notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in Section 6 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

7.     MISCELLANEOUS.

       (a) No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound. This Agreement shall inure to the benefit of and be binding on the Company, Indigo and their respective successors.

       (b) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

       (c)    The  Company  has  retained   Indigo  to  act  as  an  independent
contractor, and any duties of Indigo arising out of its engagement shall be owed solely to the Company and to no other party.

       (d) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

       (e) Each of Indigo and the Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Agreement.

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Indigo the enclosed duplicate copy of this Agreement. We are delighted to participate in this engagement and have enjoyed working with you on the assignment.

                                        Very truly yours,

                                        INDIGO SECURITIES LLC

                                        By:
                                             -----------------------------------
                                        Print Name:
                                                   -----------------------------
                                        Title:
                                              ----------------------------------

ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:

ELITE PHARMACEUTICALS, INC.

By:
   --------------------------------------------------
Print Name:
           ------------------------------------------
Title:
      -----------------------------------------------

                                                                       EXHIBIT A


                           WARRANT EXCHANGE TERM SHEET


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Elite Pharmaceuticals, Inc.
Page 8


                                                                       EXHIBIT B


                         BUSHIDO CAPITAL PARTNERS, LTD.

THIS TERM SHEET HAS BEEN PREPARED BY BUSHIDO CAPITAL PARTNERS FOR THE SOLE USE OF ELITE PHARMACEUTICALS AND INDIGO SECURITIES AND IS NOT TO BE DISTRIBUTED TO OTHER PARTIES WITHOUT THE CONSENT OF BUSHIDO CAPITAL PARTNERS.

                                   TERM SHEET

THIS TERM SHEET SUMMARIZES THE PRINCIPAL TERMS OF A PROPOSED FINANCING OF THE COMPANY. THIS TERM SHEET IS FOR DISCUSSION PURPOSES ONLY. THE TERMS AND CONDITIONS ARE SUBJECT TO CHANGE AND THIS TERM SHEET DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR AN OFFER TO PURCHASE SECURITIES. THE ISSUANCE AND SALE OF ANY SECURITIES IS SUBJECT TO COMPLETION OF DUE DILIGENCE TO THE INVESTORS' SATISFACTION, THE PREPARATION AND NEGOTIATION OF DEFINITIVE DOCUMENTATION AND, SUBSEQUENT TO THE DATE HEREOF, NO MATERIAL ADVERSE DEVELOPMENTS SHALL HAVE OCCURRED RELATING TO THE BUSINESS, ASSETS, OPERATIONS, PROPERTIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS OF THE COMPANY AND ITS SUBSIDIARIES, TAKEN AS A WHOLE.

February 21, 2006

ISSUER:                  Elite Pharmaceuticals Inc. (AMEX: ELI) or the "Company"

ISSUE:                   Minimum of $5 million and maximum of $7.5  million (10%
                         maximum  over   allotment)  of  perpetual   Convertible
                         Preferred Stock (the "Preferred Stock").

INVESTORS:               Bushido   Capital   Partners  and  a  small  number  of
                         Qualified  Institutional   Buyers/Accredited  Investors
                         approved by the Company.

CLOSING DATE:            Expected  within 7 days  after  the  signing  of a term
                         sheet by the Company and the Investor. Only one Closing permitted.

ISSUE PRICE:             The  Issue  Price  for each  Preferred  Share  shall be
                         $1000. The Investor may elect to convert the stated value of Preferred Stock into Common Stock at any time following the Closing Date.

CONVERSION PRICE:        The  Conversion   Price  to  convert  the   Convertible
                         Preferred Shares to Common Stock will be equal to $2.50 per Common share.

PREFERRED DIVIDEND:      8% annual  rate,  payable  quarterly in arrears in cash
                         or, subject to standard Equity Conditions (see below), in Common Stock, at the Company's option. If the Company elects to pay the Preferred Dividend in stock, it must deliver a written notice to that effect to the Investors at least 5 trading days prior to the date set for payment of the Dividend. Common Stock delivered in payment of Dividends will be valued at 95% of the average of each of the VWAPs for the 20 trading day period ending on the trading day immediately prior to the date set for payment of the Dividend.

FORCED CONVERSION:       The Company shall have the right but not the obligation
                         to force  the  Investors  to  convert  any  outstanding
                         Preferred Stock into the Company's  Common Stock at the
                         Conversion  Price if the  daily  VWAP of the  Company's
                         Common Stock exceeds 250% of the Closing Price and trade volume averages at least 75k shares per day for each of 20 consecutive trading days.
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Elite Pharmaceuticals, Inc.
Page 9


WARRANTS:                Total Warrants  coverage of 50% of the number of shares
                         of Common  Stock  that the  stated  value of  Preferred
                         Stock would buy at the Conversion Price will be issued to the Investors. All Warrants shall have a 5 year term.

                            o Half of the total Warrants will be considered Series A Warrants and shall have an exercise price of $3.00.

                            o Half of the total Warrants will be considered Series B Warrants and shall have an exercise price of $3.50.

                         The Company shall have the right but not the obligation to force the Investors to exercise any outstanding Warrants into the Company's Common Stock at the Conversion Price if the daily VWAP of the Company's Common Stock exceeds 250% of the Closing Price and trading volume average at least 75k shares per day for each of 10 consecutive trading days.

REGISTRATION:            The  Company  shall  file to  register  the  underlying
                         common shares within 30 days of the Closing Date and make its best efforts to have the Registration declared effective at the earliest date. If the registration statement is not filed as indicated above or declared effective within 90 days following the date by which the Company is required to file the registration statement in accordance with the preceding sentence (or
                         120 days in the event of a regulatory review), then the Company will have to pay to the Investors liquidated damages equal to 2% per month of the face value of the Preferred Stock issued. A maximum of 18% liquidated damages.

ANTI-DILUTION:           In the  event  the  Company  issues  at any time  while
                         Preferred Stock are still  outstanding  Common Stock or
                         any type of securities  giving right to Common Stock at
                         a price below the Issue Price,  the  Investor  shall be
                         extended  weighted  anti-dilution   protection  on  the
                         Preferred Stock and the Warrants.

RIGHT OF PARTICIPATION:  For as long as any Preferred Stock are outstanding, the
                         Investors shall have a right of participation in any new fund raising undertaken by the Company in a percentage equal to the ratio of the principal value of the outstanding Preferred Stock to the amount raised in the new financing at the time of the new financing.


ADDITIONAL COVENANTS:

                         o The Company is prohibited from issuing equity or equity linked securities for 180 days post the Effective Date (subject to customary carve out exceptions).

                         o The Company is prohibited from issuing variable priced equity and variable priced equity linked securities.

                         o The Company is prohibited from executing a stock split or reverse split for a period of one (1) year from receiving an Effective registration.

                         o The Investors agree NOT to enter into any short sales of the Common Stock prior to the Effectiveness Date.

DOCUMENTATION
COUNSEL:                 Feldman Weinstein, LLP

GOVERNING LAW:           New York
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Elite Pharmaceuticals, Inc.
Page 10


LEGAL/DUE
DILIGENCE FEES:          On  the  Closing  Date,  the  Company  shall  reimburse
                         Bushido Capital Partners for legal, transactional and due diligence costs associated with this transaction.
                         The amount will be not more than $50,000 and will be non-accountable.

DILIGENCE FEES:          On  the  Closing  Date,  the  Company  shall  reimburse
                         Bushido Capital Partners for legal, transactional and due diligence costs associated with this transaction.
                         The amount will be not more than $50,000 and will be non-accountable.

PLACEMENT AGENT FEES:    8% cash  and  warrants  with  the  same  terms as those
                         issued to Purchasers  exercisable  for 8% of the Common
                         Stock   for   which   the   Purchaser's   warrant   are
                         exercisable, provided that the Placement Agent warrant shall have a cashless exercise provision.

EXPIRATION DATE:         The present  term sheet will expire,  unless  signed by
                         both parties or extended in writing, at the close of business on Wednesday, February 22nd, 2006.




ELITE PHARMACEUTICALS, INC.


______________________  Date ___________
BERNARD BERK
Chairman & CEO &


BUSHIDO CAPITAL PARTNERS, LTD.


______________________  Date ___________
Ronald S. Dagar
Partner